Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of iShares® Dow Jones-UBS Roll Select Commodity Index Trust of our report dated August 1, 2013 relating to the financial statement of iShares® Dow Jones-UBS Roll Select Commodity Index Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 1, 2013